Exhibit 10.2

Execution Version

AMENDED AND RESTATED CUSTODY AGREEMENT

DATED AS OF March 1, 2013

BY AND BETWEEN

DHI MORTGAGE COMPANY, LTD.

(THE “SELLER”)

AND

U.S. BANK NATIONAL ASSOCIATION

IN ITS CAPACITY AS ADMINISTRATIVE AGENT AND REPRESENTATIVE OF CERTAIN BUYERS

(THE “CUSTODIAN”)

INDEX OF DEFINED TERMS

Agent	1
Agreement Preamble	4
Appraisal Report	2
Approved MBS Custodian	2
Bailee	2
Buyers	1
Certified	2
Current Repurchase Agreement	1
Custodian’s	2
Custody Agreement	1
Electronic	2
Flood Insurance Policy	3
JPMorgan	1
Lender’s	3
Loan	3
MBS Custodial Agreement	2
MERS	3
MERS	3
Mers®	3
Mortgage	3
Pool	4
Preliminary	4
Primary	4
Repurchase	4
Seller	1
Shipping	4
Supplemental	4

Table of Contents

1.	DEFINITIONS		2
	1.1.	General Definitions	2
	1.2.	Other Definitional Rules	5

2.	DELIVERY OF FILES TO THE CUSTODIAN		5
	2.1.	Reaffirmation of Administrative Agent’s Lien	5
	2.2.	Delivery	6
	2.3.	Follow-up by the Seller	7
	2.4.	Supplemental Papers	7

3.	CUSTODIAN’S RECEIPT, EXAMINATION AND PRIOR CERTIFICATION OF FILES		7
	3.1.	Custodian’s Examination of Basic Papers	7
	3.2.	When Wet Loans’ Basic Papers Are Submitted	8
	3.3.	Limited Scope of Examination of Supplemental Papers	9
	3.4.	Submission List Errors or Omissions	9
	3.5.	Custodian’s Exception Reports	9
	3.6.	Custodian’s Exception Report Loans Ordinarily Not Included in Purchase Value Calculation	9
	3.7.	Correction of Exceptions	9
	3.8.	Possession of Files	10
	3.9.	Papers Previously Certified by the Custodian	10

4.	RELEASE OF FILES BY THE CUSTODIAN		10
	4.1.	Shipping Direction	10
	4.2.	Shipping Purchased Loans	10
	4.3.	Repurchases	10
	4.4.	Shipping Schedule	11
	4.5.	Minimum Face Amount of MBS	11
	4.6.	Shipment of Files	11
	4.7.	Payment of Proceeds of Whole Loans and MBS Sold	12
	4.8.	If U.S. Bank is Custodian for the Approved Investor	12
	4.9.	Custodian Not Responsible to Obtain Acknowledgement or Confirm Status	12
	4.10.	Shipment of Files or Loan Papers to the Seller	12
	4.11.	Release and Indemnification	13

5.	RIGHT OF INSPECTION BY BUYERS AND THE SELLER		13

6.	CUSTODIAN’S FEES		13

7.	TERMINATION OF AGREEMENT		14

8.	RESIGNATION OR REMOVAL OF CUSTODIAN		14
	8.1.	Qualifications of Custodian	14
	8.2.	Resignation of the Custodian or any Successor Custodian	14

	8.3 .	Removal of the Custodian or any Successor Custodian	15
	8.4.	Effective Date of Resignation or Removal	15
	8.5.	Successor	15
	8.6.	Merger of the Custodian or any Successor Custodian	16

9.	LIMITATION ON OBLIGATIONS OF AND RELIANCE BY CUSTODIAN; INSURANCE		16

10.	NOTICES		16

11.	NO ASSIGNMENT OR DELEGATION BY CUSTODIAN		17

12.	BUYERS’ ASSIGNMENTS AND PARTICIPATION		17

13.	CONFIDENTIALITY		17
	13.1.	Seller’s Information	17
	13.2.	Privacy of Customer Information	18

14.	CONTROLLING LAW AND VENUE		18

15.	AGREEMENT FOR THE EXCLUSIVE BENEFIT OF PARTIES		18

16.	WAIVER OF JURY TRIAL		18

17.	ENTIRE AGREEMENT		19

18.	EXHIBITS		19

19.	INDULGENCES, NOT WAIVERS		19

20.	TITLES NOT TO AFFECT INTERPRETATION		19

21.	PROVISIONS SEPARABLE		19

22.	RELATIONSHIP OF THE SELLER AND THE CUSTODIAN		19

23.	EXISTING CUSTODY AGREEMENT		20

AMENDED AND RESTATED CUSTODY AGREEMENT

PREAMBLE

THIS AMENDED AND RESTATED CUSTODY AGREEMENT (as it may be supplemented, amended or restated from time to time, this “Custody Agreement”) entered into as of March 1, 2013, by and among DHI MORTGAGE COMPANY, LTD. (the “Seller”), a Texas limited partnership, and U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), a national banking association, as agent and representative of the Buyers under the Current Repurchase Agreement (defined below) (in such capacity, the “Administrative Agent”) and as custodian under this Custody Agreement (in such capacity, the “Custodian”) recites and provides as follows:

BACKGROUND

A. The Seller and U.S. Bank entered into a Custody Agreement dated as of March 27, 2008 (as the same has been amended, restated or otherwise modified from time to time, the “Existing Custody Agreement”).

B. The Seller has requested that U.S. Bank amend the Existing Custody Agreement in certain respect.

C. The parties desire to amend and restate the Existing Custody Agreement in its entirety, as set forth herein.

RECITALS

The Seller, the Administrative Agent, and the buyers named therein as buyers (the “Buyers”) have entered into an Amended and Restated Master Repurchase Agreement of even date herewith (as it may be supplemented, amended or restated from time to time, the “Current Repurchase Agreement”). Pursuant to the Current Repurchase Agreement, the Seller has agreed to sell and transfer to the Buyers against transfer of funds by the Buyers certain Eligible Loans (as that term is defined in the Current Repurchase Agreement), with a simultaneous agreement by the Buyers that the Buyers will transfer to Seller such Eligible Loans against the transfer of funds by the Seller with the requirement that the Basic Papers relating to the Purchased Loans (as that term is defined in the Current Repurchase Agreement) must be delivered to the Custodian pending repurchase by the Seller.

The Buyers and the Seller desire that the Seller deposit with the Custodian from time to time the Basic Papers for all Purchased Loans, to be held by the Custodian acting as documents custodian and representative of the Administrative Agent and the Buyers in respect of the Purchased Loans under the Current Repurchase Agreement until each Purchased Loan has been repurchased or until possession and custody of the Basic Papers for such Purchased Loan have been delivered to the Seller or another Person as contemplated by and in accordance with the terms of this Custody Agreement.

AGREEMENTS

In consideration of the mutual promises and covenants hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.

1.1. General Definitions. Capitalized terms defined in the Current Repurchase Agreement that are used but not defined differently herein have the same meanings here as there, and reference is here made to the Current Repurchase Agreement for the definitions of such capitalized terms and for all purposes, the Current Repurchase Agreement and this Custody Agreement being complementary and intended by the parties to be read together (although in the event of any conflict or inconsistency between the Current Repurchase Agreement and this Custody Agreement, the Current Repurchase Agreement shall govern and control.) For the purposes of this Custody Agreement, the following terms shall have the indicated meanings unless the context or use indicates another or different meaning and intent, and the definitions of such terms are equally applicable to their singular and plural forms.

“Appraisal Report” means a written report of an Appraisal or a Broker’s Price Opinion setting forth the appraiser’s or broker’s opinion and method of determination of the fair market value of the subject Mortgaged Premises, including a statement of all material assumptions made, and dated and signed by such appraiser or broker, who, and the form of which report, must comply with all relevant Agency guidelines.

“Approved MBS Custodian” means either (x) U.S. Bank, holding MBS as securities intermediary, (y) a Person (other than U.S. Bank) approved by the Administrative Agent who has agreed to hold MBS and the proceeds of any sale or other disposition thereof as custodian, agent and bailee for the Administrative Agent pursuant to a custodial agreement (an “MBS Custodial Agreement”) in a form approved by the Administrative Agent which such Person has executed with the Administrative Agent or (z) such other Person as shall have been approved for that purpose by the Administrative Agent.

“Bailee Letter” means a transmittal letter for shipments of Purchased Loans by the Custodian to an Approved Investor substantially in one of the form attached as Exhibit A.

“Certified Copy” means a copy of an original Basic Paper or Supplemental Paper accompanied by (or on which there is stamped) a certification by an officer of either a title insurer or an authorized agent of a title insurer (whether a title agency or a closing attorney) or, except where otherwise specified below, by an Authorized Seller Representative or an officer of a Servicer (if other than the Seller) of the relevant Mortgage Loan, that such copy is a true copy of the original and (if applicable) that the original has been sent to the appropriate governmental filing office for recording in the jurisdiction where the related Mortgaged Premises are located. Each such certification shall be conclusively deemed to be a representation and warranty by the certifying officer, agent, Authorized Seller Representative or officer of the relevant Servicer, as applicable, to the Buyers, the Administrative Agent and the Custodian upon which each may rely.

“Custodian’s Exception Report” is a report issued by the Custodian listing Purchased Loans whose Basic Papers have been reviewed by the Custodian and appear not to satisfy the review standards and requirements stated in this Custody Agreement and indicating (either by coding, a summary statement or both) the defect or deficiency disclosed by such review for each Purchased Loan (or grouping of Purchased Loans) listed therein.

“Electronic Agent” means MERSCORP, Inc. or its successor in interest or assigns.

“Electronic Tracking Agreement” means a written Electronic Tracking Agreement among the Seller, the Administrative Agent, MERS and the Electronic Agent, in form and substance reasonably acceptable to the Seller and the Administrative Agent, as it may be supplemented, amended, restated or replaced from time to time.

“Flood Insurance Policy” means (i) any policy of insurance issued in accordance with the Flood Disaster Protection Act of 1973, as amended from time to time or, if repealed, any superseding legislation governing similar insurance coverage, or (ii) any other policy of insurance providing similar coverage against loss sustained by floods or similar hazard that conforms to the flood insurance requirements prescribed by the Federal Insurance Administration.

“Lender’s Title Insurance Policy” means an American Land Title Association or California Land Title Association (extended coverage) form or a Texas Land Title Association form lender’s title insurance policy, including all riders or endorsements thereto, together with such additional endorsements as are required under relevant Agency guidelines or Approved Investor’s requirements, as applicable, in an amount not less than the original principal balance of the relevant Mortgage Loan, insuring the holder of the Mortgage Loan that the related Mortgage constitutes a valid Lien on the related Mortgaged Premises, subject only to (i) (if the Seller has represented the relevant Mortgage Loan to be a Second Lien Loan) the lien of a single senior Mortgage on the related Mortgage Premises, (ii) liens for real estate taxes and governmental-improvement assessments not delinquent, (iii) easements and restrictions that do not materially and adversely affect the marketability of title to such Mortgaged Premises or prohibit or interfere with their use as a Single-family residential dwelling, (iv) (if such Mortgaged Premises constitute a unit in a condominium) a declaration of condominium or other similar document that evidences the creation of such condominium and a condominium endorsement, (v) reservations as to oil, gas or mineral rights, provided such rights do not include the right to remove buildings or other improvements on or near the surface of the related Mortgaged Premises or to mine or drill on the surface thereof or otherwise enter the surface for purposes of removing oil, gas or minerals, (vi) agreements for the installation, maintenance or repair of public utilities, provided such agreements do not create or evidence liens on the Mortgaged Premises, or authorize or permit any Person to file or acquire claims of liens against the Mortgaged Premises, or (vii) such other exceptions that are acceptable under the relevant Agency guidelines or Approved Investor’s requirements, as applicable.

“Loan Number” means the loan number assigned to a Purchased Loan by the Seller and customarily used by the Seller in its internal and external communications referring to that Purchased Loan.

“MERS” means Mortgage Electronic Registration Systems, Inc. or its successors or assigns.

“MERS Procedures Manual” means the MERS Procedures Manual, as it may be amended from time to time.

“MERS® System” means the Electronic Agent’s mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

“Mortgage Assignment” means an assignment, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the name of the assignee and/or the Mortgage recordation information which has not yet been returned from the applicable recorder’s office), which is in form sufficient under the laws of the U.S. jurisdiction where the related Mortgaged Premises are located to reflect of record the sale of the Mortgage.

“Pool Insurance Policy” means a premium-paid policy of mortgage loan pool insurance issued by an insurance company having a AAA or AA rating from Standard & Poor’s (a division of The McGraw-Hill Companies, Inc.) or Fitch Ratings, or Aaa or Aa rating from Moody’s Investors Service, Inc. for claims-paying ability, in form and substance satisfactory to the Seller and insuring the holder of a pool of Mortgage Loans against all or a portion of the loss sustained by reason of a default by a Customer in the payment of principal and interest thereon.

“Preliminary Title Report” means a title report prepared by a company qualified to issue a Lender’s Title Insurance Policy that sets forth (i) the legal description of the Mortgaged Premises and (ii) the status of title to the Mortgaged Premises as of the stated effective date of such title report.

“Primary Mortgage Insurance Policy” means a mortgage insurance policy, issued by a private mortgage insurance company having a claims-paying ability rating of AAA or AA from Standard & Poor’s (a division of The McGraw-Hill Companies, Inc.) or Fitch Ratings, or Aaa or Aa from Moody’s Investors Service, Inc., for claims-paying ability, in form and substance satisfactory to the Seller and insuring the holder of a Mortgage Loan against all or a portion of the loss sustained by reason of a default by a Customer in the payment of principal and interest thereon, together with all riders and endorsements thereto.

“Record Layout” means the standard instructions and format for transmitting to the Custodian’s Mortgage Banking Services Division required information for each Mortgage Loan Transmission File submitted, substantially as stated in Exhibit B, as such standard instructions may be updated or modified from time to time by the Custodian. The resulting file created whether in computer-readable or hard copy form is a “Mortgage Loan Transmission File.”

“Repurchase Request” means a request for the Seller’s repurchase of Purchased Loans in the form of Exhibit H or another form reasonably acceptable to the Custodian, to be completed by the Seller, signed by an Authorized Seller Representative and delivered to the Custodian as provided in Section 4.

“Shipping Request” means a request to ship Files to an Approved Investor in the form of Exhibit I or another form reasonably acceptable to the Custodian, to be completed by the Seller, and delivered to the Custodian as provided in Section 4.

“Supplemental Papers” means the Loan Papers for a particular Purchased Loan that are to be held in trust by the Seller and must be delivered to the Custodian promptly following written request therefor made by the Administrative Agent or the Custodian after the occurrence of any Default, Event of Default or Termination event under the Current Repurchase Agreement. The Supplemental Papers are listed on Exhibit D.

“Trust Receipt” means the form attached as Exhibit E.

1.2. Other Definitional Rules. Other definitional rules applicable to this Custody Agreement are as follows:

(a) Legal and accounting terms not otherwise defined shall have the meanings given them under New York statutory and case law and under GAAP, respectively.

(b) Defined terms may be used in the singular or the plural, as the context requires.

(c) Except where otherwise specified, all times of day are local times in Minneapolis, Minnesota.

(d) Wherever the word “including” or a similar word is used in this Custody Agreement, unless the context clearly requires otherwise, for example, if preceded by “not”, it shall be read as if it were written, “including by way of example but without in any way limiting the generality of the foregoing concept, subject or description”.

(e) Unless the context plainly otherwise requires, wherever the term “Administrative Agent” is used in this Custody Agreement, it shall be read as if it were written “the Administrative Agent (as agent and representative of the Buyers)”.

2. Delivery of Files to the Custodian.

2.1. Reaffirmation of Administrative Agent’s Lien. Although the parties to the Current Repurchase Agreement specifically intend that the Current Repurchase Agreement and the purchases of Mortgage Loans made pursuant to it are to be treated as repurchase transactions under Title 11 of the United States Code (the “Code”), including all rights that accrue to the Buyers and the Administrative Agent by virtue of Code Sections 559, 561 and 562, if, contrary to the intent of the parties, any court of competent jurisdiction characterizes any Transaction as a financing, rather than a purchase, under applicable law including the applicable provisions of the Code, Seller has granted to Administrative Agent and Administrative Agent is deemed to have, for the benefit of itself and the Buyers, a first priority perfected security interest in and to the Purchased Loans to secure the payment and performance of all of the Seller’s obligations under this Custody Agreement and the Current Repurchase Agreement. In the event of such a recharacterization of the Current Repurchase Agreement, the Seller hereby grants to the Administrative Agent, and reaffirms the continuing first priority Lien granted by the Seller to the

Administrative Agent in the Current Repurchase Agreement, in and against (i) all Purchased Loans now or hereafter sold by the Seller to the Buyers, delivered or caused to be delivered by the Seller to the Custodian or the Administrative Agent or in any other way or manner identified to the Administrative Agent or the Custodian as Purchased Loans, (ii) all Purchased Loans Support and Files and other Purchased Loan Papers now or hereafter delivered to the Custodian or to any other agent, bailee or designee of the Administrative Agent or the Custodian and (iii) the proceeds thereof. The parties agree that the Lien granted and reaffirmed herein shall continue and remain perfected with its first priority under the provisions of the applicable UCC, real estate law or other applicable Law, notwithstanding that the Custodian may deliver one or more of the Loan Papers or other papers evidencing or relating to any such Purchased Loan to the Seller (or to its servicer, subservicer or designee) for the purpose of (x) correcting or completing such papers or the related File or (y) collecting or other servicing or handling of such Purchased Loan, as provided herein.

2.2. Delivery.

(a) Wet Loans. Submissions of Wet Loans for purchase by the Buyers shall be made by electronic transmission of a Mortgage Loan Transmission File listing such Wet Loans, by the deadline therefor specified in the Current Repurchase Agreement.

(b) Conversion of Wet Loans to Dry Loans. Concurrently with physical delivery to the Custodian of the Basic Papers to convert Wet Loans previously submitted into Dry Loans, the Seller shall deliver to the Custodian (by either mail or courier) a submission list listing each Mortgage Loan being converted.

(c) Dry Loans Initially Submitted as Such. Submissions to the Custodian for inclusion in the Purchased Loans of Dry Loans that were not previously submitted as Wet Loans shall be made by electronic transmission of a Mortgage Loan Transmission File listing such Dry Loans, and concurrent physical delivery to the Custodian of a submission list and the Basic Papers for such Dry Loans by no later than 10:30 AM (Minneapolis time) on the Business Day such Dry Loans are to be first included as Purchased Loans.

(d) File Folders. The Seller shall place all Basic Papers delivered to the Custodian in an appropriate file folder and in a logical order, properly secured, and clearly marked with the Customer’s last name and the Loan Number. The Seller shall not deliver to the Custodian, nor shall the Custodian be required to assume, or deemed to have assumed, custody of the File for any Purchased Loan that does not contain all of the Basic Papers. If such an incomplete File is delivered to the Custodian, within one Business Day following examination of such File within the applicable time frame specified in Section 3.1, the Custodian shall notify the Seller that the Custodian is retaining the File pending the Custodian’s receipt of the missing Basic Papers (although the related Purchased Loan shall have zero Purchase Value until all Basic Papers are so received except to the extent (if any) that the Administrative Agent exercises its discretionary authority under the Current Repurchase Agreement to count and treat such Purchased Loan as having Purchase Value.) The Basic Papers required to be included in each File shall consist of all documents listed on Exhibit C.

2.3. Follow-up by the Seller. The Seller shall deliver or cause to be delivered to the Custodian as soon as they are available and without any requirement for the Custodian to request them, and in any case promptly following any Custodian’s request therefor, originals of all Basic Papers, and of any Supplemental Papers that the Custodian has theretofore required, when copies, commitments or preliminary reports were initially submitted, except for Appraisal Reports, originals of which shall not be delivered unless the Custodian shall specifically request them on a case-by-case basis as provided for in Section 2.4. Any such trailing documents shall be submitted under cover of a form substantially similar to Exhibit G.

2.4. Supplemental Papers. Although the Supplemental Papers are not required to be submitted to the Custodian unless requested, by submitting any Single-family Mortgage Loan to the Custodian, the Seller shall be deemed to represent to the Custodian and the Buyers that (i) the Seller, or (if the Seller is not the Servicer) the related Mortgage Loan’s Servicer, has possession of the Supplemental Papers for each Purchased Loan, has no claim, title or ownership interest in them, shall hold them in trust for the Administrative Agent and the Buyers and shall deliver them (or such of them as the Administrative Agent or the Custodian shall from time to time request) to the Custodian promptly upon the Administrative Agent’s or the Custodian’s request and (ii) each Supplemental Paper meets the standards and requirements of all relevant definitions and provisions of the Current Repurchase Agreement and this Custody Agreement.

3. Custodian’s Receipt, Examination and Prior Certification of Files.

3.1. Custodian’s Examination of Basic Papers. The Custodian will examine Files submitted to it by the Seller in accordance with the following schedule:

If the number of Files received by the Custodian by 10:30 AM on a Business Day is	then the Custodian will examine them
100 or fewer files	by the next Business Day
more than 100 files	by one additional Business
Day for each additional 100
files increment

to confirm that the Basic Papers in such File appear on their faces to satisfy the following relevant requirements without obvious defect (the Custodian shall not be required to make any independent examination of any Purchased Loans beyond the review specifically required hereby and such examination responsibilities do not extend to any Supplemental Papers or any other papers contained in any File):

(a) each Mortgage Note and Mortgage in the File bears an original signature or signatures purporting to be the signature or signatures of the Person or Persons named as the maker and mortgagor or grantor under such Mortgage Note and Mortgage or, if a Certified Copy of the Mortgage is submitted, that such Certified Copy bears what appears to be a reproduction of such signature or signatures.

(b) the Mortgage Note in the File bears an endorsement by the named holder or payee endorsing such Mortgage Note in blank, with an original signature that purports to be the signature of an Authorized Seller Representative (although the Custodian shall have no obligation to determine whether the certificate was authorized or issued by any particular person or officer or by a person who in fact is an Authorized Seller Representative, or otherwise is authentic).

(c) any power of attorney in the File bears an original signature purporting to be the signature of the maker of the Mortgage Note and the mortgagor or grantor of the Mortgage or if a Certified Copy of the power of attorney is submitted, that such Certified Copy bears what appears to be a reproduction of such signature.

(d) the original of the Mortgage Assignment in blank in the File bears an original signature that purports to be the signature of an Authorized Seller Representative (although the Custodian shall have no obligation to determine whether the certificate was authorized or issued by any particular person or officer or by a person who in fact is an Authorized Seller Representative, or otherwise is authentic); provided that if the Electronic Tracking Agreement has been duly entered into, no Mortgage Assignment is required for any Mortgage Loan that has been originated in the name of MERS and registered under the MERS® System with U.S. Bank as Interim Funder.

(e) the information set forth in the Mortgage Loan Transmission File for such File appears to be correct (insofar as the accuracy of such information can be reasonably determined from an examination of the File delivered to the Custodian).

(f) the original principal amount of the note described in the Mortgage in the File as being secured by such Mortgage matches the original principal amount of the Mortgage Note in the File.

(g) each document for which a Certified Copy is submitted as permitted under a relevant provision of Exhibit C appears to be a Certified Copy (although the Custodian shall have no obligation to determine whether the certification was authorized or issued by any particular person or officer or otherwise is authentic or complies with the provisions of the definition of “Certified Copy”).

3.2. When Wet Loans’ Basic Papers Are Submitted. When the Basic Papers for a Purchased Loan that was initially purchased as a Wet Loan are delivered on any Business Day, the Custodian, in its sole discretion, may include that Purchased Loan in the calculation of the Purchase Value of the Purchased Loans on that Business Day before reviewing the Basic Papers on the assumption that such Purchased Loan is an Eligible Loan; provided that such Basic Papers must be reviewed in accordance with Section 3.1 before seven Business Days have expired after the Purchased Loan has been purchased (but if such Basic Papers are delivered on the last of such seven Business Days, such Basic Papers may be reviewed in accordance herewith on the next succeeding Business Day following such delivery); provided further that if the Custodian reasonably determines from its initial review of such Basic Papers that they are incomplete or incorrect and that such condition of incompleteness or incorrectness is correctable and returns the subject Basic Papers to the Seller for corrective action under a Trust Receipt in the form of

Exhibit E, then the affected Purchased Loan(s) shall not be required to be repurchased by the Seller unless and until the Seller fails to correct and return such Basic Papers to the Custodian within 19 calendar days after the Custodian so returned them to the Seller. If following such review the related Purchased Loan appears on a Custodian’s Exception Report, then such Purchased Loan shall be excluded from any determination of Purchase Value until such Purchased Loan has been removed from the Custodian’s Exception Report and all Basic Papers for such Purchased Loan are in the possession of the Custodian.

3.3. Limited Scope of Examination of Supplemental Papers. If after the occurrence of any Default or Event of Default, the Seller is requested to deliver any Supplemental Papers to the Custodian with respect to any Purchased Loan, the Custodian shall receive and file such Supplemental Papers but shall not be required to review any such documents other than to determine that such documents appear on their face to be the documents required to be delivered.

3.4. Submission List Errors or Omissions. If the Custodian discovers errors or omissions in any submission list, it may either correct them itself or request that the Seller correct them (and the Seller agrees hereby promptly to do so).

3.5. Custodian’s Exception Reports. When the Custodian has completed its review pursuant to Section 3.1 of Files delivered to it, the Custodian will issue to the Seller a Custodian’s Exception Report for such Files that it discovers contain errors or omissions either by fax or electronically, in each case within one Business Day after the Custodian’s review of the Files except during high volume periods (such as at the end of each month) when issuance of Custodian’s Exception Reports for Files received will ordinarily be provided within five Business Days following their examination within the applicable time frame specified in Section 3.1. The Custodian shall provide Custodian’s Exceptions Reports to the Buyers upon request.

3.6. Custodian’s Exception Report Loans Ordinarily Not Included in Purchase Value Calculation. The Purchased Loans on the Custodian’s Exception Report and Purchased Loans whose Basic Papers are returned to the Seller for correction or completion pursuant to the second proviso of the first sentence of Section 3.2, shall not be included by the Administrative Agent in any calculation of Purchase Value after the related Purchase, until all such exceptions relating to it are cured except to the extent (if any) that the Administrative Agent exercises its discretionary authority, if any, under the Current Repurchase Agreement to count and include such Purchased Loans in the calculation of Purchase Value.

3.7. Correction of Exceptions. The Custodian may ship Mortgage Notes listed in its Exceptions Report to the Seller for correction under a Trust Receipt. Upon correction or completion of any such Mortgage Note and the Custodian’s receipt of the corrected Mortgage Note or File with all corrected or completed Basic Papers in it in the case of other Loan Papers that have been corrected pursuant to the Custodian’s Exception Report, unless the Custodian has current actual knowledge that the relevant Purchased Loan has been liquidated or is the subject of another uncured Disqualifier, the Custodian shall remove the listing of that Purchased Loan from its next Custodian’s Exception Report.

3.8. Possession of Files. All Purchased Loan Files at any time delivered to the Custodian hereunder shall be held by the Custodian in a fire resistant vault, drawer or other suitable depository maintained and controlled solely by the Custodian, in a manner customarily used by institutional mortgage documents custodians and not commingled with any other assets or property of, or held by, the Custodian for others. The Custodian shall also make appropriate notations in the Custodian’s books and records to reflect that the File has been purchased by the Buyers, and the Buyers own such File.

3.9. Papers Previously Certified by the Custodian. If Mortgage Loans are purchased from a seller for which U.S. Bank was documents custodian for the Purchased Loans sold, U.S. Bank makes no warranty as to the condition of the Files, the completeness, accuracy or any other characteristics of the Files or the circumstances or documentation under which the Purchased Loans were previously certified, other than as set forth in this Custody Agreement. No previous certification by U.S. Bank to or for any other Person or entity will be construed to benefit any party to this Custody Agreement or anyone claiming by, through or under any such party; provided that nothing herein shall be construed to relieve U.S. Bank of any direct obligation under any other agreement between U.S. Bank and any third party.

4. Release of Files by the Custodian.

4.1. Shipping Direction. The Seller may from time to time direct the Custodian to ship any of the Purchased Loans as set forth in this Section 4.1, and unless a Default or an Event of Default has occurred and is continuing, the Custodian shall do so (and will do so at the direction of the Administrative Agent even if a Default or an Event of Default has occurred and is continuing); provided that if the Custodian disagrees with any information set forth in any Shipping Request (for sales or transfers) received, the Custodian may correct it with notice to the Seller, or require that the Seller correct it as a condition to the Custodian’s processing such Shipping Request.

4.2. Shipping Purchased Loans. The Seller may direct the Custodian to ship any of the Purchased Loans (i) that the Seller intends to sell as whole loans to an Approved Investor for reasonably equivalent value in a bona fide transaction (including sales of Purchased Loans under a repurchase agreement for financing purposes) or (ii) to a custodian or trustee for an Approved Investor for pooling and securitization as MBS and sale of such securities to an underwriter or other third party, by delivering a Shipping Request identifying (a) the Purchased Loans to be so shipped and sold, (b) the name, address, and contact information (including contact name, phone number and fax number) of the custodian/trustee of Approved Investor and/or Approved Investor, (c) the name, if any, with which the Custodian is to complete the Mortgage Notes’ endorsement in blank before shipping them, (d) the courier to use and the Seller’s account number to be charged and (e) the scheduled closing date and for securitizations, the date when the Seller expects the proceeds of the sale of the MBS created will be wired to the Administrative Agent. If such closing date is subsequently changed, the Seller will give the Custodian prompt notice thereof.

4.3. Repurchases. If the Seller elects to repurchase any Purchased Loans, the Seller shall deliver a Repurchase Request to the Administrative Agent and the Custodian stating the scheduled repurchase date and identifying those Purchased Loans, whereupon the Custodian shall release and return such Files to the Seller if (and only if) both (i) the Seller shall have paid the Repurchase Price therefor to the Administrative Agent in accordance with the Current Repurchase Agreement (unless such Repurchase Price is deducted from any Margin Excess) and (ii) (unless the Administrative Agent in its discretion shall elect to allow such repurchase notwithstanding the existence of an Event of Default pursuant to Section 18.9 of the Current Repurchase Agreement) no Event of Default shall have occurred and then be continuing. If the Custodian disagrees with any information set forth in any Repurchase Request received, the Custodian may require that the Seller correct it as a condition to the Custodian’s processing it. Before the Custodian transfers the Purchased Loans so designated, the Seller will deposit in the Settlement Account a cash amount equal to the sum of the Repurchase Prices for the Purchased Loans being repurchased (except to the extent the same is to be deducted from any Margin Excess), determined without regard to any Disqualifier that may be applicable. The Administrative Agent’s determination of the Repurchase Price for each such Purchased Loan, absent manifest error, shall be conclusive. Upon the Administrative Agent’s receipt of such funds in the Settlement Account (or its deduction from any Margin Excess) if no Event of Default shall have occurred and then be continuing (unless the Administrative Agent has exercised its discretion to allow such repurchase notwithstanding the existence of an Event of Default pursuant to Section 18.9 of the Current Repurchase Agreement), all claims, rights, liens and security interests of the Administrative Agent, however arising, in and to the Purchased Loans that were so listed in the Repurchase Request, shipped by the Custodian and for which the Administrative Agent was so paid pursuant to this Section 4.3, shall terminate and be released. The Administrative Agent will notify the Custodian in writing that Administrative Agent has received the full Repurchase Price and shall so instruct the Custodian to release the related Purchased Loans and the Custodian shall do so.

4.4. Shipping Schedule. If the number of Files to be shipped pursuant to any one or more of the foregoing provisions of this Section 4 is 150 or less and the Shipping Request is received by 10:30 AM (Minneapolis time) on a Business Day, the Custodian will use its best efforts to ship the Files on that same Business Day. If more than 150 files are to be shipped or the Shipping Request is received later than 10:30 AM (but not later than 2:00 PM) on a Business Day, the Custodian will use its best efforts to ship them on the next Business Day, unless more than 250 Files are to be shipped, in which event one additional Business Day shall be added for each increment of 200 files in excess of 250 files to be shipped, limited to a maximum of 10 Business Days.

4.5. Minimum Face Amount of MBS. Any new MBS delivered to an Approved MBS Custodian pursuant to Section 4.3 shall be in a face amount of not less than the aggregate Purchase Price of the Purchased Loans so delivered in exchange for such new MBS.

4.6. Shipment of Files. Upon receipt of a Shipping Request and such other required documents and information, the Custodian shall ship such Files (or such of the Basic Papers therefrom as the relevant Approved Investor requires) under cover of either (i) a Bailee Letter in substantially the form of the Bailee Letter attached as Exhibit A (the Custodian may make changes to such forms from time to time at its election) or (ii) such form as may be required under any Agency program pursuant to which the relevant Files are being shipped.

4.7. Payment of Proceeds of Whole Loans and MBS Sold. Upon purchase by an Approved Investor of Purchased Loans to be sold as Whole Loans or, in the case of Purchased Loans to be securitized as MBS, upon the sale of the resulting securities to their underwriter or purchaser, the Seller will:

(a) cause the purchasing Approved Investor to wire to the Administrative Agent, in immediately available funds for deposit in the Settlement Account, all proceeds of such sale of Whole Loans or MBS to which the Seller is entitled; and

(b) deposit, or cause to be deposited, in the Settlement Account such additional funds, if any, as are needed to cause the total amount so deposited in respect of the Purchased Loans shipped to at least equal the aggregate Repurchases Prices of all such Purchased Loans shipped, and the Administrative Agent’s determination of such amounts for each Purchased Loan shall be conclusive, absent manifest error.

Upon the Administrative Agent’s receipt of such funds in the Settlement Account, all claims, rights, liens and security interests of the Administrative Agent and the Buyers, however arising, in and to the Purchased Loans that were so listed in the Shipping Request, shipped by the Custodian and for which the Administrative Agent was so paid pursuant to Section 4.7(a) and (b) shall terminate and be released.

4.8. If U.S. Bank is Custodian for the Approved Investor. It is understood that U.S. Bank may also function as an agent, representative, bailee and/or document custodian for any Approved Investor to whom (or whose designee) the Seller may request that Purchased Loans be shipped, in which event the Custodian will segregate from other Purchased Loans’ Files, but will not physically deliver, the affected Files, but may instead issue its trust receipt or custodian’s receipt to such Approved Investor acknowledging when it is appropriate to do so that the Custodian is holding the affected Files exclusively for such Approved Investor. The trust receipt or custodian’s receipt may be in the form of either a written or electronic receipt in favor of the Approved Investor.

4.9. Custodian Not Responsible to Obtain Acknowledgement or Confirm Status. In no event shall the Custodian have any obligation to (i) obtain written acknowledgement of receipt from the addressee of any Bailee Letter or other communication sent by the Custodian hereunder or (ii) confirm the status as an Approved Investor of any Person to which it has been instructed to deliver Mortgage Loans or MBS as long as such Person is listed on Schedule AI to the Current Repurchase Agreement in the form most recently provided to the Custodian by the Administrative Agent.

4.10. Shipment of Files or Loan Papers to the Seller. From time to time and as appropriate for the servicing of any of the Purchased Loans, the Custodian may release to the Seller the Files or the Loan Papers under a Trust Receipt in the form of Exhibit E. The Seller hereby acknowledges that pursuant to such Trust Receipt the Seller holds the Loan Papers returned to the Seller in trust for the Administrative Agent (as agent and representative of the Buyers) and that the Buyers shall continue to be the owners of the Purchased Loans and the related Files pursuant to the Current Repurchase Agreement and the Seller shall not dispute the Buyers’ ownership thereof pursuant to the Current Repurchase Agreement. The Seller shall promptly return to the Custodian the File or such Loan Papers (whichever the case may be) when the Seller’s need therefor in connection with such servicing no longer exists (but not later in any case, without the Custodian’s consent, than 19 calendar days after the Custodian shipped them), unless the Purchased Loan shall be liquidated and the proceeds thereof paid to the Administrative Agent for deposit to the Settlement Account (or deducted from any Margin Excess) in satisfaction of the Repurchase Price, with any excess to be paid over to the Seller unless a Default or Event of Default has occurred and is continuing, in which case the balance of such proceeds shall be retained in the Settlement Account for application to the Obligations. This provision respecting release to the Seller of Files and Loan Papers by the Custodian shall be operative only to the extent that at any time the Custodian shall not have released to the Seller Files or Loan Papers pertaining to more than (i) the Aggregate Outstanding Purchase Price from time to time, or (ii) $10,000,000 in principal of Purchased Loans, whichever is less.

4.11. Release and Indemnification. The Custodian shall not be liable for executing, failing to execute, or for any mistake in the execution of, such request or instructions in connection with the certification, release or shipment of any Loan Papers, except in the case of the gross negligence or willful misconduct of the Custodian. Seller hereby releases and agrees, to indemnify, pay, defend and hold harmless the Custodian and each of its officers, directors, employees or agents (the “Indemnified Custodian Parties”) from and against any and all claims, liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ fees and disbursements) of any kind whatsoever which may be imposed upon, incurred by or asserted against any of the Indemnified Custodian Parties in any way relating to or arising out of this Custody Agreement or any of the transactions contemplated hereby, whether from the discretionary or nondiscretionary acts or omissions of any of the Indemnified Custodian Parties or any other Person, in whole or in part arising out of any act or omission of any of the Indemnified Custodian Parties and based on any claim or theory of strict liability, or sole, comparative or contributory negligence, except for a particular Indemnified Custodian Party’s fraud, gross negligence or willful misconduct. The foregoing indemnification shall survive the termination or assignment of this Custody Agreement and the resignation or removal of the Custodian hereunder. It is the Seller’s intention to hereby indemnify the Indemnified Custodian Parties against their own sole or concurrent ordinary negligence to the fullest extent allowed by law.

5. Right of Inspection by Buyers and the Seller.

Upon at least five Business Days’ written notice to the Custodian, the Buyers, the Seller or the Authorized Seller Representatives, may at any time, during ordinary business hours, inspect and examine the Files in the possession and custody of the Custodian at such place or places where such Files are deposited.

6. Custodian’s Fees.

The Seller promises to pay the fees of the Custodian accrued under this Custody Agreement pursuant to a separate arrangement between them, subject to adjustment annually, or more frequently if and as the Custodian and the Seller may agree from time to time.

7. Termination of Agreement.

This Custody Agreement shall become effective on and as of the date hereof and shall terminate upon the Custodian’s receipt of written notice of termination signed by all of the Buyers, determined for purposes of this Section 7 as excluding the Person serving as the Administrative Agent, and delivery of all Files then held by the Custodian to a successor custodian or, if authorized in writing by the Administrative Agent, to the Seller or its designee. Notwithstanding any such termination, the Buyers’ ownership interest in the Purchased Loans and their proceeds shall continue in effect until all Obligations of the Seller to the Buyers and the Administrative Agent have been paid and satisfied in full. The termination of this Custody Agreement shall not operate to remove U.S. Bank as Administrative Agent for purposes of the Current Repurchase Agreement.

8. Resignation or Removal of Custodian.

8.1. Qualifications of Custodian. The Administrative Agent shall be the Custodian, unless the Administrative Agent shall resign as Custodian (which does not necessarily obligate the Administrative Agent to resign as Administrative Agent, the two roles may be bifurcated). The Custodian shall satisfy the same qualifications as is required of the Administrative Agent according to the terms of the Current Repurchase Agreement and shall at all times be a commercial bank or trust company organized and doing business under the laws of the United States of America or any state, district or territory of it authorized under such laws to exercise corporate trust powers, having a combined capital and unimpaired surplus of at least $100,000,000 and subject to supervision or examination by federal, state, district or territorial Governmental Authority. If such commercial bank or trust company publishes reports of conditions at least annually, pursuant to law or to the requirements of its supervising or examination Governmental Authority, then for the purposes of this Section 8.1, the combined capital and unimpaired surplus of such commercial bank or trust company shall be deemed to be its combined capital and unimpaired surplus as set forth in its most recent report of condition so published. In case the Custodian shall cease at any time to be eligible in accordance with the provisions of this Section 8.1, the Custodian shall resign immediately in the manner and with the effect hereinafter specified in this Section 8.

8.2. Resignation of the Custodian or any Successor Custodian. The Custodian or any successor hereafter appointed may resign at any time by giving written notice of resignation to the Seller, the Administrative Agent and the Buyers and complying with the applicable provisions of this Section 8. Upon receiving such notice of resignation, with the Seller’s consent, which consent shall not unreasonably be delayed or withheld (provided that the Seller’s consent shall not be required if a Default has occurred that has not been cured by the Seller or declared in writing by the Administrative Agent to have been waived or any Event of Default has occurred that the Administrative Agent has not declared in writing to have been cured or waived), a successor Custodian shall be promptly appointed by the Required Buyers, or, if the Required Buyers fail to do so on or before 60 days have elapsed after notice to the Seller, the Administrative Agent and the Buyers of the Custodian’s election to resign, by the Administrative Agent, by written instrument, in quadruplicate, one copy of which instrument shall be delivered to the resigning Custodian, one copy to the Administrative Agent, one copy to the Seller and one copy to the successor Custodian.

8.3. Removal of the Custodian or any Successor Custodian. If (a) the Custodian or any successor shall cease to be eligible in accordance with the provisions of Section 8.1 and shall fail to resign after written request by the Required Buyers; (b) a receiver of the Custodian (or such successor) or of its property shall be appointed or any Governmental Authority shall take charge or control of Custodian (or such successor) or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or (c) the Custodian (or such successor) shall be grossly negligent in the performance of its material duties and obligations under this Custody Agreement or engage in willful misconduct concerning any such material duties and obligations, then, in any such case, upon the consent of the Required Buyers, excluding for purposes of this Section 8.3 any Buyer who is then the custodian hereunder, and the Seller (provided that the Seller’s consent shall not be required if a Default has occurred that has not been cured by the Seller or declared in writing by the Administrative Agent to have been waived or any Event of Default has occurred that the Administrative Agent has not declared in writing to have been cured or waived), the Custodian (or such successor) may be removed and a successor custodian appointed by written instrument, in triplicate, one copy of which shall be delivered to the custodian so removed, one copy to the Administrative Agent and one copy to the successor custodian.

8.4. Effective Date of Resignation or Removal. No resignation or removal of the Custodian or any successor as custodian of the Loan Papers shall be effective until a successor Custodian is appointed pursuant to the provisions of this Section 8 and has accepted the appointment as provided in this Section 8; provided that if such appointment has not been so made or if the Custodian’s duties have not been assumed by the appointed successor on or before 90 days after the date of the Custodian’s said notice of resignation, the Custodian may deliver the Files then in its possession to the Administrative Agent at no cost to the Seller and cease acting as Custodian hereunder, and shall have no further responsibility therefor, at the close of business on the tenth Business Day after such 90-day period. The Custodian or any successor hereafter appointed shall continue to act as custodian under this Custody Agreement until it delivers the Files to a duly appointed successor, or to the Administrative Agent under the circumstances last above described.

8.5. Successor. Any successor Custodian appointed as provided in this Section 8 shall execute and deliver to the Buyers, the Administrative Agent and the Seller and to the Administrative Agent’s predecessor Custodian an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Custodian shall become effective and such successor Custodian, without any further act, deed or conveyance, shall become vested with all the rights and obligations of its predecessor, with like effect as if originally named as the Custodian and shall assume all the duties and obligations in this Custody Agreement as Custodian (but not the duties and obligations of the Administrative Agent under the Current Repurchase Agreement unless the successor Custodian is also a successor Administrative Agent); provided that upon the written request of the Seller, the Required Buyers or the successor Custodian, the Custodian ceasing to act shall execute and deliver (a) an instrument transferring to such successor Custodian all of the rights of the Custodian so ceasing to act and (b) to such successor Custodian such instruments as are necessary to transfer all Loan Papers then in the hands of the Custodian to such successor Custodian (including endorsements in blank and assignments in blank of all such Mortgage Notes and Mortgages that are not already endorsed or assigned in blank). Upon the request of any such successor Custodian made from time to time, the Seller shall execute any and all papers which the successor Custodian shall reasonably request or require to more fully and certainly vest in and confirm to such successor Custodian all such rights. No successor Custodian shall accept appointment as provided in this Section 8.5 unless at the time of such acceptance such successor Custodian shall be eligible under the provisions of Section 8.1.

8.6. Merger of the Custodian or any Successor Custodian. Any Person into which the Custodian or any successor custodian may be merged or converted or with which it may be consolidated, or any Person surviving or resulting from any merger, conversion or consolidation to which the Custodian or successor custodian shall be a party or any Person succeeding to the commercial banking business of the Administrative Agent or such successor custodian, shall be the successor custodian without the execution or filing of any paper or any further act on the part of any of the parties, but only if such Person is eligible under the provisions of Section 8.1.

9. Limitation on Obligations of and Reliance By Custodian; Insurance.

The Custodian agrees to use its best judgment and good faith in the performance of any obligations and duties required under this Custody Agreement and shall incur no liability to any other party to this Custody Agreement for its acts or omissions hereunder, except as may result from its fraud, gross negligence or willful misconduct. The Custodian shall be entitled to rely upon the advice of its legal counsel from time to time and shall not be liable for any action or inaction by it in reliance upon such advice. The Custodian shall also be entitled to rely upon any notice, document, correspondence, request or directive received by it from any other party to this Custody Agreement that the Custodian believes to be genuine and to have been signed or presented by the proper and duly authorized officer or representative thereof, and shall not be obligated to inquire as to the authority or power of any Person so executing or presenting such documents or as to the truthfulness of any statements set forth therein. The Custodian shall at its own expense maintain at all times during the existence of this Custody Agreement and keep in full force and effect fidelity insurance, theft of documents insurance, and forgery insurance. All such insurance shall be with standard coverage and subject to deductibles as is customary for insurance typically maintained by banks which act as custodians and shall be in such amounts and with an insurance company as are reasonably acceptable to the Administrative Agent.

10. Notices.

All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder, except as otherwise specifically provided in this Custody Agreement, shall be in writing and shall be either (a) delivered in person, or (b) mailed, by certified, registered or express mail, postage prepaid, addressed to the respective parties hereto at their respective addresses specified below, or (c) sent in a prepaid overnight delivery envelope via a nationally-recognized courier service that provides weekday next-day delivery service to the addressee’s location, (d) faxed to their respective fax numbers (with a paper copy mailed the same day as aforesaid) as hereinafter set forth or (e) emailed and displayed or acknowledged as received as hereinafter set forth; provided that any party may change its address for notice by designating such party’s new address in a notice to the sending party given at least five Business Days before it shall become effective. All notices shall be conclusively deemed to have been properly given or served when received in person, regardless of how sent. Regardless of when received, all notices shall be conclusively deemed to have been properly given or served if addressed to the parties as set out below:

If to the Seller:

DHI Mortgage Company, Ltd.

10700 Pecan Park Blvd.

Suite 450

Austin, TX 78750

Attention: Lisa Collett

Telephone: 512-533-1382

Fax: 866-329-2803

email: lcollett@dhimortgage.com

If to the Custodian:

U.S. Bank National Association

800 Nicollet Mall

Minneapolis, MN 55402

Attention: Jim Lunderby and Millie Crocker

Phone: 612-303-3541 and 303-561-9075

Email: james.lunderby@usbank.com and mildred.crocker@usbank.com

11. No Assignment or Delegation by Custodian.

The Custodian shall not assign, transfer, pledge or grant a security interest in any of its rights, benefits or privileges hereunder nor delegate or appoint any other Person to perform or carry out any of its duties, responsibilities or obligations under this Custody Agreement; any act or instrument purporting to effect any such assignment, transfer, pledge, grant delegation or appointment shall be void.

12. Buyers’ Assignments and Participation.

The Buyers shall be entitled to assign interests and sell participation in the Current Repurchase Agreement in accordance with the relevant provisions of the Current Repurchase Agreement, provided that the Custodian retains the exclusive authority, notwithstanding any such participation arrangements, to execute this Custody Agreement (including all Exhibits) as Custodian and to act alone as the Custodian.

13. Confidentiality.

13.1. Seller’s Information. The Custodian is bound by the provisions of Section 16.8 of the Current Repurchase Agreement regarding confidentiality of the Seller’s proprietary information.

13.2. Privacy of Customer Information. The Custodian is bound by the provisions of Section 16.9 of the Current Repurchase Agreement regarding confidentiality of Seller Customer Information.

14. Controlling Law and Venue.

This Custody Agreement (including this choice-of-law provision) and the other Repurchase Documents shall be governed by and construed and all controversies and disputes arising under, in connection with or relating to this Custody Agreement and the other Repurchase Documents shall be resolved, in accordance with the laws of the State of New York (pursuant to Section 5-1401 of the New York General Obligations Law to the extent such laws would otherwise not apply) and the United States of America applicable to contracts made and to be wholly performed within such State. The Seller, the Administrative Agent and the Buyers each hereby irrevocably submits to the nonexclusive jurisdiction and venue of the United States District Court for the Southern District of New York located in the Borough of Manhattan in the City of New York or, if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County for the purpose of any action or other proceeding arising under, in connection with or relating to the Repurchase Documents or any related Transaction, pursuant to Section 5-1402 of the New York General Obligations Law to the extent such submission would otherwise not be effective. To the fullest extent permitted by applicable law, the Seller and the Custodian each irrevocably waives any objection which he, she or it may now or hereafter have to the laying of venue for any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect any applicable right of any party at any time to initiate any suit in the United States District Court for the Southern District of New York in Manhattan, or to remove any pending suit to that Court. Nothing herein shall affect the right of the Custodian to accomplish service of process in any manner permitted by applicable law or to commence legal proceedings or otherwise proceed against the Seller in any other jurisdiction or court.

15. Agreement for the Exclusive Benefit of Parties.

This Custody Agreement is for the exclusive benefit of the parties hereto and the Buyers (including in the case of the Buyers, the Buyers’ participants), and their respective successors and permitted assigns, and shall not be deemed to create or confer any legal or equitable right, remedy, or claim upon any other Person whatsoever.

16. Waiver of Jury Trial.

THE SELLER AND THE CUSTODIAN EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CUSTODY AGREEMENT OR ANY OF THE OTHER FACILITIES PAPERS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. This waiver of right to trial by jury is separately given, with knowledge of its purpose and effect and voluntarily, by the Seller and the Custodian, and this waiver is intended to encompass individually each instance and each issue as to which the right of a jury trial would otherwise accrue. Each of the parties is hereby authorized to submit this Custody Agreement to any court having jurisdiction over the subject matter and the parties hereto, so as to serve as conclusive evidence of the foregoing waiver of the right to jury trial. Further, the Seller hereby certifies that no representative or agent of the Custodian has represented, expressly or otherwise, to any shareholder, director, officer, agent or representative of the Seller that the Custodian will not seek to enforce this waiver of jury trial provision.

17. Entire Agreement.

This Custody Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof, including any prior custody agreements. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Custody Agreement may not be modified or amended other than by an agreement in writing executed by the parties hereto.

18. Exhibits.

All Exhibits and Schedules referred to herein or attached hereto are hereby incorporated by reference into, and made a part of, this Custody Agreement.

19. Indulgences, Not Waivers.

Neither the failure nor any delay on the part of a party hereto to exercise any right, remedy, power or privilege under this Custody Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is writing and is signed by the parties asserted to have granted such waiver.

20. Titles Not to Affect Interpretation.

The titles of Sections contained in this Custody Agreement are for convenience only, and they neither form a part of this Custody Agreement nor are they to be used in the construction or interpretation hereof.

21. Provisions Separable.

The provisions of this Custody Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provisions may be invalid or unenforceable in whole or in part.

22. Relationship of the Seller and the Custodian.

The Custodian shall be entitled to deal with the Seller and any and all Loan Papers, payments, instructions, notices or other instruments on the basis that the Buyers have purchased the Purchased Loans from the Seller and are the sole owners legal and beneficial title thereto, without regard to whether any other Person has any ownership or other interest in the Purchased Loans.

23. Existing Custody Agreement.

Effective as of the Closing Date, this Custody Agreement amends and replaces in its entirety and restates the Existing Custody Agreement. The terms and conditions of this Custody Agreement supersede, effective as of the Closing Date, the terms and conditions of the Existing Custody Agreement, provided, however, that the obligations incurred under the Existing Custody Agreement shall not in any circumstance be terminated, extinguished or discharged hereby but shall hereafter be governed by the terms of this Custody Agreement.

(The remainder of this page is intentionally blank; unnumbered counterpart signature pages follow.)

IN WITNESS WHEREOF, the parties have entered into this Amended and Restated Custody Agreement as of the date first set forth above.

DHI MORTGAGE COMPANY, LTD.

By: DHI Mortgage Company GP, Inc.
Its General Partner

By:	/s/ Mark C. Winter
Name:	Mark C. Winter
Title:	CFO/EVP

S-1

Amended and Restated Custody Agreement

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Edwin D. Jenkins
Name:	Edwin D. Jenkins
Title:	Senior Vice President

S-2

Amended and Restated Custody Agreement

Attached:

Exhibit A	-	Form of Bailee Letter
Exhibit B	-	Standard Record Layout
Exhibit C	-	List of Basic Papers
Exhibit D	-	List of Supplemental Papers
Exhibit E	-	Form of Trust Receipt
Exhibit G	-	Form for transmittal of trailing Basic Papers
Exhibit H	-	Form of Repurchase Request
Exhibit I	-	Form of Shipping Request

EXHIBIT A

TO AMENDED AND RESTATED CUSTODY AGREEMENT

[FORM OF BAILEE LETTER FOR SHIPMENTS

OF LOANS TO INVESTORS FOR PURCHASE OR TO NON-AGENCY MBS

CUSTODIAN FOR SECURITIZATION AND PURCHASE OF MBS]

U.S. BANK NATIONAL ASSOCIATION

800 Nicollet Mall

Minneapolis, MN 55402

[Date]

[Investor’s and/or MBS Issuer’s Custodian’s name and address]

Re:	“Bailee Letter” for DHI Mortgage Company, Ltd’s Mortgage Loan(s) shipped herewith for your inspection and (purchase or return)(securitization)

Ladies and Gentlemen:

1.	What and Whose Loan Papers Are Enclosed; Conditional Delivery

Pursuant to the request of DHI Mortgage Company, Ltd. (the “Mortgage Company”), U.S. Bank National Association (the “Administrative Agent/Custodian”), as documents custodian for mortgage loans sold by the Mortgage Company to the Buyers under the Amended and Restated Master Repurchase Agreement dated as of March 1, 2013, among the Mortgage Company, the Administrative Agent and the Buyers from time to time party thereto (as it may be supplemented, amended or restated from time to time, the “Master Repurchase Agreement”; capitalized terms used herein and not defined herein to have the meanings assigned to such terms in the Master Repurchase Agreement), hereby delivers with this letter to you, as bailee, limited and conditional possession of the promissory notes evidencing the mortgage loans (“Loans”) described on the attached Exhibit A and the related loan documents (collectively, the “Loan Papers”), for you to inspect the Loan Papers for each Loan and either purchase (accept it for securitization) (and pay the Administrative Agent/Custodian for it) or return its Loan Papers to the Administrative Agent/Custodian, and for no other use or purpose. Detailed terms of this bailment are stated in Paragraph 6 below. The Loan Papers are also delivered conditionally: if you are unwilling to accept the terms and conditions of this bailment, as specified below, you must immediately return all Loan Papers to the Administrative Agent/Custodian.

Ex A-1

[Investor’s name]

[Date]

2.	Either Purchase or Return Loans

If applicable, please examine the Loan Papers and decide whether you will purchase any or all of the Loans. To purchase one or more Loans, send a list to the Administrative Agent/Custodian indicating which Loans you are buying and remit the Pay-off Price (defined in Paragraph 3 below) for each Loan by federal funds immediately available to the Administrative Agent/Custodian wired to:

If applicable, please examine the Loan Papers and determine whether the issuer of mortgage-backed securities for whom you are custodian (the “Issuer”) will accept them for inclusion in the pool of mortgage loans from which mortgage-backed securities (the “Subject Securities”) will be issued (“Securitization”). To accept one or more Loans for Securitization, send a list to the Administrative Agent/Custodian indicating which Loans the Issuer is accepting and remit the Pay-off Price (defined in Paragraph 3 below) for each Loan by federal funds immediately available to the Administrative Agent/Custodian wired to:

Address for wire in all cases:

U.S. Bank National Association

800 Nicollet Mall

Minneapolis, MN 55402

ABA number 091000022

For Credit Account No. 104756234365

Further Credit – DHI Mortgage Company, Ltd. Settlement Account

Please return the Loan Papers for all Loans that you decide not to purchase to the Administrative Agent/Custodian addressed to:

Address for all returns:

U.S. Bank National Association

800 Nicollet Mall

Mortgage Banking Services

Minneapolis, MN 55402

Attention: Jim Lunderby and Millie Crocker

Phone: 612-303-3541 and 303-561-9075

Email: james.lunderby@usbank.com and mildred.crocker@usbank.com

3.	Pay-off Price

The “Pay-off Price” for each Loan is the greater of:

(x) the minimum payment required for the Mortgage Company’s repurchase of such Loan so that the Mortgage Company can sell it to you (the “Release Price”), as set forth in the “Repurchase Price Amount” column of Exhibit A; or

Ex A-2

[Investor’s name]

[Date]

(y) the purchase price that you (the Issuer) and the Mortgage Company have agreed on for such Loan (the “Agreed Purchase Price”).

If you pay the Administrative Agent/Custodian only the Agreed Purchase Price for a Loan whose Release Price is more than that, while you (or the Issuer) will thereupon become the owner of that Loan, the Administrative Agent/Custodian, for the benefit of the Buyers, retains a security interest in that Loan, which security interest will not be released unless and until either you (the Issuer) or the Mortgage Company pays the difference and gives the Administrative Agent/Custodian a written notice saying what the payment is for. The notice must give the Administrative Agent/Custodian enough information to enable it to both (i) identify the Loan with the payment and (ii) determine that the amount of the payment at least equals the excess of the Loan’s Release Price over its Agreed Purchase Price.

4.	Loans are Sold to the Buyers

Pursuant to the Master Repurchase Agreement, the Mortgage Company has sold the Loans to the Buyers, and the Custodian holds the Loan Papers, the Loans they evidence and all related security, collateral support and other rights on behalf of the Buyers.

5.	UCC § 9-313(h) Perfection by Possession

Although the parties intend that all Transactions under the Master Repurchase Agreement be sales and purchases and not loans, if any one or more Transactions are recharacterized as loans by a court of competent jurisdiction, the parties have agreed that the Mortgage Company has pledged the Loans to the Administrative Agent, for the benefit of the Buyers, as security for such recharacterized Transactions. To invoke UCC § 9-313(h) to maintain the perfection by possession of the Loan Papers of the security interest in the Loans held by the Administrative Agent/Custodian (as agent and representative of the Buyers) as secured party, we instruct you hereby, concurrently with this delivery of the Loan Papers, (1) to hold possession of the Loan Papers for the benefit of the Administrative Agent/Custodian as secured party, or (2) to redeliver the Loan Papers to the Administrative Agent/Custodian.

6.	The Mortgage Company’s, the Buyers’ and Your Respective Interests in the Loans and the Loan Papers — You Are Only a Bailee

We are delivering bare possession of the Loan Papers to you as bailee for your (the Issuer’s) inspection and decision whether you (the Issuer) will buy (Securitize) and pay us (for the Mortgage Company’s credit) for the related Loans or (have you) return to the Administrative Agent/Custodian the Loan Papers for the Loans that you do not purchase (the Issuer does not accept for Securitization) and pay for. The Buyers retain and reserve all of their ownership rights in the Loans and the Loan Papers, until you purchase (the Issuer Securitizes), and actually make(s) payment to the Administrative Agent/Custodian for, the Loans in accordance with this bailee letter. Neither you or the Issuer acquires any ownership or security interest in them by our delivery of them to you and neither will acquire any interest in them unless and until you or the Issuer has paid us for them. No sale on credit is being made, and no credit is being extended to you. This bailee letter and our delivery of the Loan Papers to you creates a “true bailment”

Ex A-3

[Investor’s name]

[Date]

under applicable law, and your interest in the Loan Papers and their related Loans is and will be limited to that of a bailee under such law, with no ability to pass a greater interest to another (the Issuer or anyone else), unless and until you (or the Issuer) purchase(s) and wire(s) payment of the Pay-off Price (defined below) for the Loans you decide to purchase (that the Issuer accepts for Securitization) (if any) to the Administrative Agent/Custodian in strict accordance with Paragraph 2 and the other provisions of this bailee letter.

7.	Administrative Agent/Custodian has Exclusive Authority to Give Instructions

With respect to the Loans, only the Administrative Agent/Custodian has authority (A) to request or direct you (the Issuer) (i) where to make payment, (ii) where to return the Loan Papers for Loans you decide (the Issuer decides) not to purchase (Securitize) or (iii) to take any other action, or (B) to make any agreement with you (or the Issuer). Unless the Administrative Agent/Custodian hereafter gives you different written instructions or advice, this bailee letter provides all instructions and advice for the Loans and the Loan Papers. Neither you nor the Issuer may honor any notice, direction or other communication from the Mortgage Company (or anyone else) concerning the Loans or the Loan Papers unless it is specifically confirmed in writing by the Administrative Agent/Custodian.

8.	No Other Payment or Delivery Before Payment to the Administrative Agent/Custodian

You may not make payment for the Loans to anyone but the Administrative Agent/Custodian unless you are otherwise specifically instructed in writing by the Administrative Agent/Custodian. Until the Administrative Agent/Custodian has received payment of the full Pay-Off Price for a Loan, you may not deliver any of its Loan Papers to anyone other than the Administrative Agent/Custodian without written authorization from the Administrative Agent/Custodian. DO NOT SEND ANY PAYMENTS OR ANY LOAN PAPERS TO THE MORTGAGE COMPANY.

9.	45-Day Notice of Issuer’s Decision to Securitize; You or the Issuer Must Pay for Loans You Don’t Specifically Notify Us Are Rejected

It is very important that you promptly notify us in writing of the Issuer’s decision with respect to each Loan so that we will know at all times which specific Loans will remain subject to the Custody Agreement and which will not. Accordingly, you agree to give the Administrative Agent/Custodian written notice on or before 45 days after the date of this bailee letter that identifies which (if any) of the enclosed Loans the Issuer elects not to Securitize, and you agree to pay us for all of the enclosed Loans that you do not list in that notice.

10.	Our Absolute Right to Require Return of Loan Papers Not Sooner Paid for or Securitized

Notwithstanding any other provision of this bailee letter, the enclosed Loan Papers are delivered to you on the express and controlling condition that, unless the Administrative Agent/Custodian has already received the Pay-Off Price for each of the Loans or the Subject Security based on

Ex A-4

[Investor’s name]

[Date]

them has already been issued by the Issuer, you will return any or all of them to us, as Administrative Agent/Custodian, promptly upon your receipt of our written direction to do so and in any event within 45 calendar days after the date of this Bailee Letter, regardless of whether or not the Issuer has decided to (include such Loans in the pool of Loans from which the Subject Security will be created) (Securitize the related Loan or Loans), excluding only those Loans (if any) for which you have already paid us the Pay-Off Price or from which such a security has already been created and issued.

11.	You Agree to Keep the Loan Papers Safe

You agree to keep all of the enclosed Loan Papers in a fire-resistant vault and safe from loss, theft and other casualty and agree to bear any losses, costs or expenses the Mortgage Company, the Administrative Agent/Custodian and the Buyers may incur as a result of any such event.

12.	This Letter Controls

If any other written instruction or advice you receive from us, the Mortgage Company or anyone else in respect of the Loans is inconsistent with this bailee letter, then this bailee letter shall control unless the Administrative Agent/Custodian confirms in writing that the other instruction or advice controls.

13.	Please Confirm Receipt

Please immediately indicate your receipt of this bailee letter and the enclosed Loan Papers, and your acceptance of and agreement to the bailment and the other terms and conditions stated above, by dating and signing the enclosed copy of this bailee letter and returning it to us (although your doing so will not be necessary to the effectiveness of any of this bailee letter’s terms, provisions or conditions).

Very truly yours,

U.S. BANK NATIONAL ASSOCIATION,
Administrative Agent/Custodian

Attached:

Exhibit A – Schedule of Loans Shipped

RECEIPT ACKNOWLEDGED AND BAILMENT, TERMS AND CONDITIONS ACCEPTED AND AGREED TO ON                     , 200

[INVESTOR’S NAME AND/OR NAME OF MBS ISSUER’S CUSTODIAN]

By:
Name:
Title:

Ex A-5

Exhibit A to Bailee Letter

Schedule of Loans Shipped

Date: [Date]

Mortgagor Name	Loan Number	Repurchase Price Amount

Ex A to Bailee Letter

EXHIBIT B

TO AMENDED AND RESTATED CUSTODY AGREEMENT

RECORD LAYOUT

Types of Acceptable
Formats:	1. Excel Workbooks (XLS)
2. Comma Separated Value (CSV or TXT)
3. Flat File (TXT)
4. Data File (DAT)
5. Other (Must be approved by Mortgage Banking Services)

General Information:	1. Transmission times are 9:00 A.M., 11:30 A.M., 2:30 P.M. and 3:00 P.M. Central Time
2. You must send separate files segregated by funding type, check, wire, future dated, construction

File Name:	Your Customer Code, Transmission Type (Wire,Check etc.), Date, Letter to indicate File # for the day
Example: XYZWIMMDDYYYYA.XLS (first file of day), XYZWIMMDDYYYYB.XLS (second file of day)

Generating File from your System:	Refer to File Layout tab for file layout and field requirements. Some fields require specific data, refer to the Legend tab for conversion details. Any change to the file requires testing & validation prior to going into production (contact Mortgage Banking for details)

Manual Input on Excel Spreadsheet:	1. The spreadsheet is provided by U.S. Bank Mortgage Banking department
2. Some information on the spreadsheet has been pre-populated for your convenience. If you delete information pre-populated you must replace it.
3. Do not Delete Rows or Add Rows in the spreadsheet
4. Do not reformat cells in the spreadsheet
5. Do not add Tabs to the spreadsheet
8. Do not use a space bar to clear a fields, use the delete key
9. It is a good idea to save a back up copy of the blank spreadsheet
10. You may want to create a working directory and a completed directory, open the blank spreadsheet in the working directory and save to the completed. This way the spreadsheet you start with will always be blank.

Ex B-1

[MBS Issuer’s Custodian’s name]

[Date]

Field Name	Definition	Data Type	Start Position	Length	Required Comment
acquisition_cost	Acquisition Cost (%) Discount (1 Point = 99.000)	numeric	1	10
address	Property Street Address	varchar	11	60
address2	Property Street Address 2	varchar	71	30
amortization_code	Amortization Type (See Legend)	char	101	2
armindex	ARM Index (See Legend)	varchar	103	10
armlcap	Maximum Interest Rate on ARM	numeric	113	10	Required if ARM loan
armmargin	% as Indicated on Note which is added to the current index value to calculate the gross interest rate at the time of an interest rate change.	numeric	123	10	Required if ARM loan
balloon_flag	Balloon—(Y or N)	smallint	133	1
bank_name	Receiving Bank Name for Wire Funding	varchar	134	30	Required if funding by wire
borr_1_first_name	Borrower One first name	varchar	164	20
borr_1_last_name	Borrower One last name	varchar	184	20
borr_2_first_name	Borrower Two first name	varchar	204	20
borr_2_last_name	Borrower Two last name	varchar	224	20
city	Property City	varchar	244	40
collateral_key	Loan Number	varchar	284	20
collateral_key_related	If Second Mortgage or “Combo Loan”, Loan Number of First Mortgage	varchar	304	20	Required if Second Mortgage or “Combo Loan”
construction_cost		numeric	324	14	Required if Construction loan
county	County property is located	varchar	338	40
credit_grade_code	Credit Grade (See Legend)	varchar	378	4
curr_appraised_value	Current fair market value of mortgaged property as of recent date and determined in accordance with Title XI of FIRREA by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers	numeric	382	14	Required if Current Appraised Value is different than Original Appraised Value
curr_cltv	Combined loan to value ratio (%) at time of funding, calculation based on (1) the first and second mortgage amounts and (2) the appraised value of the property.	numeric	396	10	Required if there is a 1st and 2nd Mortgage and the Current CLTV if different than Original CLTV

Ex B-2

[MBS Issuer’s Custodian’s name]

[Date]

curr_ltv	Loan to Value (%) ratio of the note amount to the appraised value of the mortgaged property.	numeric	406	10	Required if Current LTV is different than Original LTV
curr_rate	Current Interest Rate (%) of mortgage loan	numeric	416	10	Required if Current Rate is different than Original Rate
curr_upb	Current unpaid principle balance	numeric	426	14
debt_service_ratio	Ration (%) of the borrower’s total monthly obligations to monthly income.	numeric	440	10
doc_level_code	Document Level Code (See Legend)	varchar	450	1
fico_score	Numeric score provided by Fair Isaac & Co and used to evaluate the primary borrower’s credit history and underwrite the loan	smallint	451	4
firstdue	Date first Principle & Interest payment is due	datetime	455	10
funding_amount	Wire or Check Amount	numeric	465	14
funding_date	Date of Wire Transfer for funding	datetime	479	10	Required if Wire funding (Check funding will populate when check clears)
funding_id	Check or Draft #	varchar	489	20	Required if Funding by Check or Draft
funding_method_code	Wire or Check (1 = Wire 3 = Check)	char	509	2
interest_only_flag	Interest Only Loan (Y or N)	smallint	511	1
interest_only_period	Specified the length of time (in months) which the Interest Only payments will apply.	smallint	512	3	Required if Interest Only loan
inv_commit_expire_date	Takeout commitment expiration date	datetime	515	10
inv_commit_price	Takeout commitment price (%)	numeric	525	10
investor_code	Investor Code of investor committed to purchase the loan (See Legend)	varchar	535	4

Ex B-3

[MBS Issuer’s Custodian’s name]

[Date]

is_ff_eligible	Indicates if the Loan meets the eligibility requirements for sale to Fannie Mae or Freddie Mac (Y or N)	smallint	539	1
is_negam	Payment Option ARM allows borrowers to choose variety of monthly payment options within a specified period of time from the first payment due date at the interest rate in effect during the preceding month. Loan is subject to adjustments to the minimum monthly payment and/or recast at specified intervals. (Y or N)	smallint	540	1
is_temporary_buydown	Is the loan a temporary buydown loan	smallint	541	1
jr_lien_amount	If Second Mortgage or “Combo Loan”, Loan Number of First Mortgage	numeric	542	14	Required if Second Mortgage or “Combo Loan”
lien_position	Lien type of mortgage (1 = 1st Mortgage, 2 = 2nd Mortgage)	varchar	556	1
loan_program	Loan Program Code for State, County, or other government loan programs e.g. Down payment assistance program, affordable refinance program	varchar	557	10	Verbose field, US Bank will accept lenders code with a legend.
maturity	The date when the mortgage loan is due to be repaid in full	datetime	567	10
mers_flag	Registerd on MERS (Y or N)	smallint	577	1
mers_min	MIN # registered with MERS	varchar	578	20	Required if MERS flag = Yes
mtg_ins_pct	% of the mortgage covered by insurance (1st Mtg only)	numeric	598	10
occupancy_code	Occurpancy Code (See Legend)	varchar	608	2
orig_appraised_value	Original fair market value of mortgaged property as of recent date and determined in accordance with Title XI of FIRREA by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers	numeric	610	14
orig_rate	Initial Interest Rate (%) of mortgage loan	numeric	624	10
orig_upb	Note Amount	numeric	634	14

Ex B-4

[MBS Issuer’s Custodian’s name]

[Date]

original_cltv	Original combined loan to value ratio (%) at time of funding, calculation based on (1) the first and second mortgage amounts and (2) the appraised value of the property.	numeric	648	10
original_ltv	Original Loan to Value (%) ratio of the note amount to the appraised value of the mortgaged property.	numeric	658	10
original_term	Term of note in months	smallint	668	3
origination_date	Note Date	datetime	671	10
originator_code	If the loan was purchased from another entity and not closed in your name, (B = Broker, C = Correspondent)	varchar	681	4	Required if purchase from another entity
payee1_abanum	Receiving Bank ABA #	varchar	685	10	Requiired if Wire Funding
payee1_accountnum	Closing Agent Account Number	varchar	695	20	Required if Wire Funding
payee1_address	Receiving Bank Street Address	varchar	715	60	Required if Wire Funding
payee1_city	Receiving Bank City	varchar	775	40	Required if Wire Funding
payee1_instruction1	Information for Beneficiary	varchar	815	70	Optional if Wire Funding
payee1_name	Closing Agent Name	varchar	885	60	Required if Wire Funding
payee1_state	Receiving Bank State	varchar	945	2	Required if funding by wire
payee2_accountnum	Beneficiary Bank Account # If Bene Bank different from Receiving Bank	varchar	947	20	Required if funding by wire and if Bene BK is different than Receiving BK
payee2_instruction2		varchar	967	70	Required if Wire Funding
payee2_name	Beneficiary Bank Name If Bene Bank different from Receiving Bank	varchar	1037	60	Required if funding by wire and if Bene BK is different than Receiving BK
pmt_change_frequency	# months between scheduled interest rate changes	smallint	1097	3	Required if ARM loan
prepay_penalty_flag	Prepayment Penalty (Y or N)	smallint	1100	1
prepay_period	Stated in Months	smallint	1101	3	Required if Prepay Penalty Flag = Yes
product_code	Product Code (See Legend)	varchar	1104	8

Ex B-5

[MBS Issuer’s Custodian’s name]

[Date]

property_type_code	Property Type Code (See Legend)	varchar	1112	4
purpose_code	Purpose Code (See Legend)	varchar	1116	2
servicing_status_code	Servicing Status Code (See Legend)	char	1118	4
sr_lien_amount	If Second Mortgage or “Combo Loan”, Loan Number of First Mortgage	numeric	1122	14	Required if Second Mortgage or “Combo Loan”
state	Property State	char	1136	2
units	Number of units purchased as stated on the mortgage documents	smallint	1138	2
wap_price	Loan Portfolio Weighted Average Commitment Price	numeric	1140	10	Required
zip	Property Zip	varchar	1150	10
repeat_code	Repeat Code #	varchar	1160	10	Required for repeat wires
wire_type	Type of wire F = Freeform, S = Semi Repeat Code, R = Repeat Code	varchar	1170	1	Required
A1P11	The first A1P1 Investor Code the loan is underwritten to	varchar	1171	4	Required for non- comforming loans
A1P12	The second A1P1 Investor Code the loan is underwritten to	varchar	1175	4	Required for non- comforming loans
MIP_ins_fee	Amount of financed Mortgage Insurance Premium	numeric	1179	10	Required for loans with the MIP rolled into the loan.

Ex B-6

EXHIBIT C

TO AMENDED AND RESTATED CUSTODY AGREEMENT

LIST OF BASIC PAPERS

The following are the Basic Papers for Purchased Loans:

(a) the original Mortgage Note, bearing all intervening endorsements to negotiate it from the original payee named therein to the Seller and endorsed by the Seller as follows:

Pay To The Order Of

Without Recourse

[COMPANY’S NAME]

[signature]

[name, title]

(b) the recorded original or a Certified Copy of the power of attorney for each maker of the Mortgage Note who (if any) did not personally execute the Mortgage Note and for whom the Mortgage Note was executed by an attorney-in-fact;

(c) the recorded original or a Certified Copy of the Mortgage securing such Mortgage Note;

(d) the signed original of a Mortgage Assignment assigning the Mortgage in blank in a form that is complete so as to be recordable in the jurisdiction where the Mortgaged Premises are located without the need for completion of any blanks or supplying of any other information; provided that no Mortgage Assignment is required for any Mortgage that has been originated in the name of MERS and registered under the MERS® System; and

(e) originals or Certified Copies of all intervening assignments (if any) reflecting a complete chain of assignment of such Mortgage from the original mortgagee to the Seller; provided that intervening assignments are not required for any Mortgage that has been originated in the name of MERS and registered under the MERS® System.

Ex C-1

EXHIBIT D

TO AMENDED AND RESTATED CUSTODY AGREEMENT

LIST OF SUPPLEMENTAL PAPERS

(a) Except for FHA or VA Loans for which the relevant Agency Guidelines specify that no Lender’s Title Insurance Policy is required, an original Lender’s Title Insurance Policy, a commitment to issue one or (if applicable) a Preliminary Title Report (and by submitting a Preliminary Title Report, the Seller will be deemed to warrant and represent to the Custodian that the real property covered by the relevant Mortgage is located in California).

(b) Except for “stated value” Mortgage Loans for which no appraisal is required, a true and complete copy of the pages from the initial Appraisal Report for the Mortgaged Premises, together with such pages from the Appraisal Reports of all Current Appraisals or Current Broker’s Price Opinions therefor (if any) required by the Current Repurchase Agreement, that (1) identify the Mortgaged Premises, (2) state the appraiser’s or broker’s opinion of their value and (3) contain the appraiser’s or broker’s signed signature block.

(c) For any FHA Mortgage Loan, the original or a copy of the HUD-1 Settlement Statement signed by the maker(s) of the Mortgage Note and by its escrow/settlement Custodian with the certifications by each that are required by HUD Mortgagee Letter 86-10 dated May 5, 1986, or (ii) for any other Mortgage Loan, a copy of the HUD-1 Settlement Statement accompanied by (or stamped with) a certification signed by the escrow/settlement agent stating substantially that the statement is an accurate account of the Mortgage Loan transaction (or a copy of such statement signed by the maker(s) of the Mortgage Note).

(d) (If applicable) the Purchase Commitment covering such Purchased Loan.

(e) A certificate of the Standard Hazard Insurance Policy for the related Mortgaged Premises (and, when received, the original policy of such insurance). (f) A certificate of the Flood Insurance Policy covering the Mortgaged Premises or the Mortgage Loan’s originator’s (or its agent’s or contractor’s) written statement that no part of the Mortgaged Premises is in a special flood hazard area according to the relevant Federal Emergency Management Administration or Corps of Engineers flood map.

(g) (If applicable) the original assumption agreement.

(h) Except for Purchased Loans covered by a Purchase Commitment under the express terms of which the Approved Investor does not require mortgage insurance, for each conventional loan whose original loan-to-value ratio was greater than 80%, a certificate of Primary Mortgage Insurance Policy covering such Mortgage Loan or a certificate of a Pool Insurance Policy covering a pool of Mortgage Loans of which such Purchased Loan is a part.

Ex D-1

(i) If applicable, evidence of Notice to Customer and Rescission required by the federal Truth-in-Lending Law and Federal Reserve Regulation Z, and evidence of all disclosure statements required by the Real Estate Settlement Procedures Act and implementing regulations.

(j) Evidence of completion or a certificate of completion, as appropriate under the circumstances.

(k) All other original papers related to such Purchased Loan.

Ex D-2

EXHIBIT E

TO AMENDED AND RESTATED CUSTODY AGREEMENT

TRUST RECEIPT

Temporary Release of Mortgage Note

The undersigned hereby acknowledges receipt this             day of             ,             , from U.S. Bank National Association (the “Custodian”) of the following described property (hereinafter called “Mortgage Note”):

Mortgage Note for Loan #             Mortgagor Name: The undersigned represents, warrants and agrees that:

1. The undersigned has requested and obtained possession of the Mortgage Note from the Custodian for one of the purposes set forth below and for no other purpose:

Correction of:

2. The Mortgage Note and the proceeds thereof are and will remain the property of, and subject to the security interest held by, the Custodian and the undersigned will keep the Mortgage Note and any such proceeds segregated and identifiable and free and clear of all liens, charges and encumbrances.

3. The Mortgage Note will be redelivered to the Custodian or its designee as soon as the purpose for which possession was taken has been accomplished, and in any event within 19 calendar days from the date hereof.

4. In the event of any default in the performance of any term or condition of this Trust Receipt, all or any part of the obligations secured by the Mortgage Note may be declared immediately due and payable without notice or demand or the Administrative Agent can require the undersigned to repurchase the Purchased Loan to which the Mortgage Note relates for the Repurchase Price.

5 Additional limitations, if any:

[DHI MORTGAGE COMPANY, LTD.]

By
Its

Ex E-1

EXHIBIT G

TO AMENDED AND RESTATED CUSTODY AGREEMENT

FORM FOR TRANSMITTAL OF TRAILING DOCUMENTS

To:	U.S. Bank National Association
800 Nicollet Mall
Minneapolis, MN 55402
Attention: Jim Lunderby and Millie Crocker
Phone: 612-303-3541 and 303-561-9075
Email: james.lunderby@usbank.com and mildred.crocker@usbank.com

From:	DHI Mortgage Company, Ltd.
10700 Pecan Park Blvd.
Suite 450
Austin, TX 78750
Attention: Lisa Collett
Telephone: 512-533-1382
Fax: 866-699-0331

Ladies and Gentlemen:

Pursuant to Section 2.2 of the Amended and Restated Custody Agreement dated March 1, 2013 (as amended, the “Custody Agreement”), among DHI Mortgage Company, Ltd. (the “Seller”) and U.S. Bank National Association, as agent and representative of the buyers party to the Current Repurchase Agreement referred to therein (in that capacity, the “Administrative Agent”), and as custodian (the “Custodian”), the Seller hereby submits the following Basic Papers for the following File, as trailing documents for placement in such File:

LOAN NO.	CUSTOMER’S NAME	ORIGINAL PRINCIPAL AMOUNT	BASIC PAPERS DELIVERED HEREWITH

Very truly yours, DHI MORTGAGE COMPANY, LTD. BY: DHI MORTGAGE COMPANY GP, INC. ITS: GENERAL PARTNER

By:
Name:
Title:
Phone:
email:

Ex G-1

EXHIBIT H

TO AMENDED AND RESTATED CUSTODY AGREEMENT

REPURCHASE REQUEST

Date:

To:	U.S. Bank National Association
Attention: Jim Lunderby and Millie Crocker, Mortgage Banking Services
800 Nicollet Mall
Minneapolis, MN 55402

Phone: 612-303-3541 and 303-561-9075
Email: james.lunderby@usbank.com and mildred.crocker@usbank.com

Ladies and Gentlemen:

Pursuant to Section 4.3 of the Amended and Restated Custody Agreement dated March 1, 2013 (as amended, the “Custody Agreement”), among DHI Mortgage Company, Ltd. (the “Seller”), and U.S. Bank National Association, as agent and representative of the buyers party to the Current Repurchase Agreement referred to therein (in that capacity, the “Administrative Agent”), and as custodian (the “Custodian”), the Seller elects to repurchase the following Purchased Loans:

LOAN NO.	CUSTOMER’S NAME	NOTE AMT.

Please either confirm that the aggregate Repurchase Price for the Purchased Loans to be repurchased is $            or advise the Seller of the correct aggregate Repurchase Price.

Upon the Administrative Agent’s acknowledgment to Custodian of receipt of payment of the aggregate Repurchase Price, please ship the Files either by             or by such other courier service as we have designated to you as “approved”. The courier will act as an independent contractor bailee acting solely as our bailee for hire. We agree that you will not be responsible for any delays in shipment caused by the courier or any other actions or inactions of the courier, including, without limitation, any loss of any Loan Papers.

Ex H-1

Please have the courier bill us by using our acct #            . If you have any questions or need any additional documentation, please call             at (            )             .

DHI MORTGAGE COMPANY, LTD. BY: DHI MORTGAGE COMPANY GP, INC. ITS: GENERAL PARTNER

By:
Name:
Title:

Ex H-2

EXHIBIT I

AMENDED AND RESTATED CUSTODY AGREEMENT

Shipping Request

(date)

To:	U.S. Bank National Association (Custodian)
800 Nicollet Mall
Minneapolis, MN 55402
Attention: Jim Lunderby, Mortgage Banking Services

From:	DHI Mortgage Company, Ltd.
10700 Pecan Park Blvd.
Suite 450
Austin, TX 78750
Attention: Lisa Collett
Telephone: 512-533-1382
Fax: 866-699-0331

Re: Shipping Identified Purchased Loans to Custodian of (or to) Approved Investor for Securitization or sale

Ladies and Gentlemen:

Pursuant to Section 4 of the Amended and Restated Custody Agreement dated March 1, 2013 (as amended, the “Custody Agreement”), among DHI Mortgage Company, Ltd. (the “Seller”), and U.S. Bank National Association as a buyer and as agent and representative of the Buyers party thereto (in that capacity, the “Administrative Agent”) and certain other Buyers, and as custodian (the “Custodian”), the Seller hereby requests the shipment of the Files specified on Exhibit A attached hereto or specified Basic Papers and/or Supplemental Papers from such File to the custodian/trustee of                     (an Approved Investor) or to the Approved Investor at the address below:

(Name of Custodian of Approved Investor and/or of Approved Investor)

(address)

(name of person or department to whose attention Files are to be sent)

(Phone Number)

The Mortgage Notes so shipped shall be endorsed in the name of                     .

The Custodian is directed to use                     (name of courier) and to charge Seller’s account number                     , with such courier for shipping charges.

The Seller requests shipment under the appropriate form of bailee letter from the Administrative Agent/Custodian to the custodian/trustee for the Approved Investor or to the Approved Investor.

Ex I-1

The courier designated above will act as an independent contractor bailee acting solely on your behalf as custodian for hire for the Administrative Agent, as those and other capitalized terms used but not defined herein are defined in the Custody Agreement, as it may have been supplemented, amended or restated. We agree that you will not be responsible for any delays in shipment caused by the courier or any other actions or inactions of the courier, including, without limitation, any loss of any Loan Papers.

DHI MORTGAGE COMPANY, LTD. BY: DHI MORTGAGE COMPANY GP, INC. ITS: GENERAL PARTNER

By:
Name:
Title:

Ex I-2

Exhibit A to Shipping Request

Date: [Date]

Investor Name	Mortgagor Name	Loan Number	Loan Amount

Ex A-1 to Shipping Request